UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 ANNUAL MEETING OF STOCKHOLDERS

OF

CAMPBELL SOUP COMPANY

SUPPLEMENT NO. 1

TO

PROXY STATEMENT

OF

THIRD POINT LLC

This Supplement No. 1 (this “Supplement No. 1”) to the Proxy Statement first sent to stockholders of Campbell Soup Company, a New Jersey Corporation (the “Company”) on or about September 27, 2018 (the “Proxy Statement”), is being furnished by Third Point LLC (“Third Point”), Daniel S. Loeb, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced LP, Third Point Advisors LLC and Third Point Advisors II LLC (collectively, together with Third Point, the “Third Point Entities”, or “we”), as well as Franci Blassberg, Matthew Cohen, Sarah Hofstetter, Munib Islam, Lawrence Karlson, Bozoma Saint John, Kurt Schmidt, Raymond Silcock, David Silverman, Michael Silverstein, George Strawbridge, Jr. and William Toler (collectively, the “Third Point Nominees”) in connection with our solicitation of proxies for use at the 2018 Annual Meeting of Stockholders of the Company scheduled to be held on a date, and at a time and place, to be determined by the Company, and at any and all adjournments, continuations or postponements thereof (the “Annual Meeting”).

As more fully discussed in the Proxy Statement, we are soliciting proxies to be used at the Annual Meeting for the election of each of the Third Point Nominees as directors of the Company.

This Supplement No. 1 amends and modifies and should be read in conjunction with the Proxy Statement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Proxy Statement. This Supplement No. 1 is dated October 1, 2018.

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING THE WHITE PROXY CARD, OR NEED ADDITIONAL COPIES OF OUR PROXY MATERIALS, PLEASE CONTACT OUR PROXY SOLICITOR AT THE PHONE NUMBER LISTED BELOW:

Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, NY 10036 (212) 297-0720 Stockholders may call toll-free: (855) 208-8902 E-mail: CPBinfo@okapipartners.com

UPDATED INFORMATION CONCERNING PARTICIPANTS AND THEIR ASSOCIATES IN THE PROXY SOLICITATION

On September 28, 2018, the Third Point Entities purchased an additional 1,000,000 shares of Capital Stock. The following table sets forth the updated ownership information for each of the Third Point Entities as of 4:00 p.m., Eastern time, on October 1, 2018. All percentages are based on the 300,656,129 shares of Capital Stock outstanding as of September 17, 2018, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2018.

Name	Number of Shares of Capital Stock of the Company Beneficially Owned	Percent of Capital Stock of the Company
Third Point LLC	18,000,000[1]	5.99%
Daniel S. Loeb	18,000,000[2]	5.99%
Third Point Partners Qualified L.P.	3,209,000	1.07%
Third Point Partners L.P.	362,900	0.12%
Third Point Offshore Master Fund L.P.	7,536,500[3]	2.51%
Third Point Ultra Master Fund L.P.	3,940,200	1.31%
Third Point Enhanced LP	2,951,400	0.98%
Third Point Advisors LLC	6,523,300[4]	2.17%
Third Point Advisors II LLC	11,476,700[5]	3.82%
George Strawbridge, Jr.	8,323,669[6]	2.77%
Lawrence Karlson	8,010	Less than 1%
Michael Silverstein	4,430	Less than 1%
William Toler	3,000	Less than 1%

[1] [2]

Mr. Loeb is the managing member of Third Point LLC and controls Third Point LLC’s business activities. Third Point LLC is the investment manager or adviser to each of the other Third Point Entities. As such, Mr. Loeb and Third Point LLC may be deemed the beneficial owner of the shares of Capital Stock held for the account of the other Third Point Entities. As a result of entering into the Letter Agreement, Mr. Loeb, Third Point LLC and George Strawbridge, Jr. may be deemed to have formed a “group” pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934. The 18,000,000 shares reported in the table above for Third Point and Mr. Loeb do not include security interests owned by Mr. Strawbridge, consisting of 8,323,669 shares of Capital Stock (the “Strawbridge Shares”). Mr. Strawbridge, Third Point LLC and Mr. Loeb may be deemed to beneficially own in the aggregate 26,323,669 shares of Capital Stock, which represents approximately 8.76% of the outstanding shares of Capital Stock. As a result of the Letter Agreement, Third Point LLC, Mr. Loeb and Mr. Strawbridge may be deemed to share voting power with respect to the 26,323,669 shares of Capital Stock beneficially owned in the aggregate by Third Point LLC, Mr. Loeb and Mr. Strawbridge. The Third Point Entities disclaim beneficial ownership with respect to the Strawbridge Shares. Further, Mr. Karlson, Mr. Silverstein and Mr. Toler disclaim beneficial ownership with respect to the Strawbridge Shares.

By reason of the nominee agreements between (i) Third Point LLC and Mr. Karlson with respect to Mr. Karlson serving as a Third Point Nominee, (ii) Third Point LLC and Mr. Silverstein with respect to Mr. Silverstein serving as a Third Point Nominee and (iii) Third Point LLC and Mr. Toler with respect to Mr. Toler serving as a Third Point Nominee, Third Point (and certain of its affiliates), Mr. Karlson, Mr. Silverstein, and Mr. Toler may be deemed to have formed a group within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended and may be deemed to beneficially own an aggregate of 18,015,440 shares of Capital Stock, representing 5.99% of the Company’s Capital Stock outstanding. Mr. Karlson disclaims beneficial ownership of the 4,430 shares of Capital Stock owned by Mr. Silverstein (the “Silverstein Shares”), the 3,000 shares of Capital Stock owned by Mr. Toler (the “Toler Shares”), and the 18,000,000 shares of Capital Stock owned by Third Point (the “Third Point Shares”). Mr. Silverstein disclaims beneficial ownership of the 8,010 shares of Capital Stock owned by Mr. Karlson (the “Karlson Shares”), the Toler Shares and the Third Point Shares. Mr. Toler disclaims beneficial ownership of the Karlson Shares, the Silverstein Shares and the Third Point Shares. Third Point LLC, its investment funds and Mr. Loeb disclaim beneficial ownership of the Karlson Shares, the Silverstein Shares and the Toler Shares. The Third Point Shares, the Strawbridge Shares, the Karlson Shares, the Silverstein Shares and the Toler Shares total 26,339,109 shares of Capital Stock, which represents 8.76% of the outstanding shares of Capital Stock.

[3]	Includes 250 shares of Capital Stock held in record form.

[4]

Third Point Advisors LLC is the general partner of Third Point Enhanced LP, Third Point Partners Qualified L.P. and Third Point Partners L.P., and as such may be deemed the beneficial owner of the shares held for their account.

[5]

Third Point Advisors II LLC is the general partner of Third Point Offshore Master Fund L.P. and Third Point Ultra Master Fund L.P., and as such may be deemed the beneficial owner of the shares held for their account.

[6]

Mr. Strawbridge is the beneficial owner of 416,948 shares of Capital Stock held by certain trusts created for the benefit of his descendants for which he has sole voting and dispositive power. Mr. Strawbridge is the beneficial owner of 7,906,721 shares of Capital Stock held by the Revocable Trust of George Strawbridge, Jr. dated January 21, 1991, as amended and restated on December 12, 2016 and as may be further amended from time to time (the “Revocable Trust”), of which he is one of two trustees. The other trustee of the Revocable Trust is Mr. Barton Winokur. As a result of entering into the Letter Agreement, Mr. Loeb, Third Point LLC and Mr. Strawbridge may be deemed to have formed a “group” pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934. The 8,323,669 shares reported in the table above for Mr. Strawbridge do not include the 18,000,000 Third Point Shares. Mr. Strawbridge, Third Point LLC and Mr. Loeb may be deemed to beneficially own in the aggregate 26,323,669 shares of Capital Stock, which represents approximately 8.76% of the outstanding shares of Capital Stock. As a result of the Letter Agreement, Third Point LLC, Mr. Loeb and Mr. Strawbridge may be deemed to share voting power with respect to the 26,323,669 shares of Capital Stock beneficially owned in the aggregate by Third Point LLC, Mr. Loeb and Mr. Strawbridge. Mr. Strawbridge disclaims beneficial ownership with respect to the Third Point Shares. Amount includes 1,166,016 shares of Capital Stock pledged as collateral for a line of credit. Bennett Dorrance and Mary Alice D. Malone, each of whom are current directors on the Board of the Company, are cousins of Mr. Strawbridge. Mr. Strawbridge is a grandson of John T. Dorrance. Archbold D. van Beuren, a director on the Board of the Company is a great-grandson of John T. Dorrance.

CAPITAL STOCK TRANSACTIONS IN CAMPBELL SOUP COMPANY

The following table sets forth information with respect to all purchases and sales of Capital Stock by the Third Point Entities and their associates, affiliates and the Third Point Nominees since the filing of the Proxy Statement.

Third Point Partners Qualified L.P.

Trade Date	Transaction	Quantity	Security/Instrument
9/28/2018	Buy	44,600	Capital Stock
9/28/2018	Buy	128,000	Capital Stock

Third Point Partners L.P.

Trade Date	Transaction	Quantity	Security/Instrument
9/28/2018	Buy	5,000	Capital Stock
9/28/2018	Buy	16,700	Capital Stock

Third Point Offshore Master Fund L.P.

Trade Date	Transaction	Quantity	Security/Instrument
9/28/2018	Buy	104,700	Capital Stock
9/28/2018	Buy	305,000	Capital Stock

Third Point Ultra Master Fund L.P.

Trade Date	Transaction	Quantity	Security/Instrument
9/28/2018	Buy	54,700	Capital Stock
9/28/2018	Buy	57,100	Capital Stock

Third Point Enhanced LP

Trade Date	Transaction	Quantity	Security/Instrument
9/28/2018	Buy	41,000	Capital Stock
9/28/2018	Buy	243,200	Capital Stock